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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the references to our firm under the caption "Experts" and to the use of our reports dated February 23, 2001, with respect to the financial statements of American Resources Offshore, Inc. included in the Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Blue Dolphin Energy Company for the registration of shares of its common stock and to the incorporation by reference therein of our reports dated February 23, 2001, with respect to the financial statements of American Resources Offshore, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2000 and included in the Annual Report (Form 10-K) of Blue Dolphin Energy Company for the year ended December 31, 2000, both filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP

New Orleans, Louisiana
January 15, 2002